EXHIBIT 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Sierra Wireless, Inc. (the “Corporation”) on Form 40-F for the fiscal year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David G. McLennan, Chief Financial Officer of the Corporation, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated at Richmond, BC, Canada this March 26, 2008.

/s/ DAVID G. MCLENNAN
David G. McLennan
Chief Financial Officer